CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 19, 2008, relating to the financial statements of Corporate Security Consultants, Inc. for the period ended October 31, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
November 19, 2008